UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2015

OMNICOM GROUP INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 415-3600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)           Omnicom Group Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 18, 2015 in Lakewood, Colorado. At the Annual Meeting, the Company’s shareholders elected 13 individuals to the Board of Directors, approved Proposals 2, 3 and 5 and rejected Proposal 4. The proposals are described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 8, 2015.

(b)           Proposal 1

The Company’s shareholders elected 13 individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John D. Wren	201,984,359	516,176	1,959,715	13,663,219
Bruce Crawford	201,546,079	510,245	2,403,925	13,663,219
Alan R. Batkin	200,658,102	2,056,163	1,745,984	13,663,219
Mary C. Choksi	203,023,456	157,301	1,279,492	13,663,219
Robert Charles Clark	201,893,479	330,554	2,236,216	13,663,219
Leonard S. Coleman, Jr.	199,893,893	1,881,256	2,685,100	13,663,219
Errol M. Cook	202,471,225	330,747	1,658,277	13,663,219
Susan S. Denison	200,321,784	1,876,157	2,262,308	13,663,219
Michael A. Henning	200,918,302	1,891,117	1,650,830	13,663,219
John R. Murphy	201,442,717	359,836	2,657,696	13,663,219
John R. Purcell	196,547,529	362,141	7,550,579	13,663,219
Linda Johnson Rice	200,257,184	1,912,250	2,290,815	13,663,219
Gary L. Roubos	199,838,456	1,901,617	2,720,176	13,663,219

Proposal 2

The Company’s shareholders ratified the appointment of KPMG LLP as the Company’s independent auditor for the 2015 fiscal year.

Votes For	Votes Against	Abstentions
216,269,373	752,348	1,101,747

Proposal 3

The Company’s shareholders approved an advisory resolution on the compensation of the Company’s named executive officers as reported in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
181,194,148	21,862,765	1,403,335	13,663,219

Proposal 4

The Company’s shareholders rejected the shareholder proposal regarding annual disclosure of EEO-1 data.

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,693,397	133,482,587	20,284,265	13,663,219

Proposal 5

The Company’s shareholders approved the shareholder proposal regarding independent Board Chairman.

Votes For	Votes Against	Abstentions	Broker Non-Votes
110,486,338	92,552,991	1,420,770	13,663,369

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.
Date: May 21, 2015
	By:	/s/ Michael J. O’Brien

	Name:	Michael J. O’Brien
	Title:	Senior Vice President, General Counsel and Secretary